Exhibit 99.1

                [THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

November 1, 2004                                   For More Information Contact:
                             Mark D. Curtis, Senior Vice President and Treasurer
                                                        (516) 671-4900, Ext. 556

                             PRESS RELEASE IMMEDIATE
                 THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES
                               NINE MONTH EARNINGS

      Glen Head, New York, November 1, 2004 - Earnings per share for the first nine months of 2004 were $2.18, up 14 cents, or 7%, from the $2.04 earned for the corresponding period in 2003. Earnings for the 2003 period included an unusually large commercial mortgage prepayment fee that accounted for 8 cents per share and gains on sales of available-for-sale securities that accounted for 6 cents. Excluding the large prepayment fee and securities gains, earnings per share for the nine-month period are up 27 cents, or 14%. Third quarter earnings per share were up 4 cents, or 6%. Excluding securities gains, earnings per share for the third quarter were up 7 cents, or 10%.

      Earnings growth for the nine and three month periods ending September 30, 2004 was largely attributable to growth in several key deposit and loan products, the continued impact of strategy changes made during the latter half of 2003 with respect to the Corporation's securities portfolio, and a reduction in prepayments on mortgage securities. These items more than offset the significant negative impact of low interest rates. When compared to the same nine month period last year, average checking balances were up 11%, or $30.5 million, and balances on residential mortgage loans, including home equity loans, were up 36%, or $48.7 million.

      Despite the nine-month and third quarter earnings increases, the low interest rate environment remains challenging. Our net interest margin was 28 basis points (.28%) lower in the first nine months of 2004 than the corresponding period in 2003. Even though net interest margin substantially stabilized during the first nine months of 2004, it could, as cautioned in the past, decline further regardless of whether interest rates continue at their present level, move downward, or increase. However, over the longer term, sustained higher interest rates will provide the Bank with the best earning opportunities.

                            BALANCE SHEET INFORMATION

                                                       9/30/04         12/31/03
                                                       -------         --------
                                                           (in thousands)

Total Assets .....................................    $ 944,651       $ 914,264

Net Loans ........................................      344,544         319,519

Investment Securities ............................      531,129         519,427

Checking Deposits ................................      299,391         297,454

Savings and Time Deposits ........................      510,410         479,701

Total Stockholders' Equity .......................       96,270          89,291


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

                          INCOME STATEMENT INFORMATION

                                                                Nine Months Ended        Three Months Ended
                                                             ----------------------    ----------------------
                                                              9/30/04      9/30/03      9/30/04      9/30/03
                                                             ---------    ---------    ---------    ---------
                                                                              (in thousands)
Net Interest Income .....................................    $  25,970    $  24,459    $   8,638    $   8,286
Provision For Loan Losses ...............................          300          335          100          185
                                                             ---------    ---------    ---------    ---------
     Net Interest Income After Loan Loss Provision ......       25,670       24,124        8,538        8,101
                                                             ---------    ---------    ---------    ---------

Noninterest Income ......................................        4,667        4,653        1,537        1,651
Noninterest Expense .....................................       18,069       17,456        5,929        5,899
                                                             ---------    ---------    ---------    ---------
  Income Before Income Taxes ............................       12,268       11,321        4,146        3,853
Income Tax Expense ......................................        3,141        2,834        1,055          969
                                                             ---------    ---------    ---------    ---------
  Net Income ............................................    $   9,127    $   8,487    $   3,091    $   2,884
                                                             =========    =========    =========    =========

Earnings Per Share:
  Basic .................................................    $    2.23    $    2.08    $     .75    $     .71
  Diluted ...............................................    $    2.18    $    2.04    $     .74    $     .70

      This earnings release contains various "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended September 30, 2004. The Form 10-Q will be available on or before November 9, 2004 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website at www.fnbli.com and clicking on "About Us", then clicking on "SEC Filings", and then clicking on "Corporate SEC Filings."


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